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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 18, 2000 (except for the matter discussed in Note 14, as to which the date is April 4, 2000) included in Aronex Pharmaceuticals, Inc.'s Form 10-K/A for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP



Houston, Texas
June 2, 2000